SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2003

SARA LEE CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-3344	36-2089049

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three First National Plaza, Chicago, Illinois	60602-4260

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:    (312) 726-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

Recently Issued But Not Yet Effective Accounting Standards

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (SFAS No. 150), which establishes standards for how financial instruments that have characteristics of both liabilities and equity instruments should be classified on the balance sheet. The requirements of SFAS No. 150 generally outline that financial instruments that give the issuer a choice of settling an obligation with a variable number of securities or settling an obligation with a transfer of assets or any mandatorily redeemable security should be classified as a liability on the balance sheet. SFAS 150 becomes effective for Sara Lee Corporation in the first quarter of fiscal 2004.

A foreign subsidiary of Sara Lee Corporation has issued $295 million of preferred equity securities that are recorded in “minority interest in subsidiaries” on Sara Lee Corporation’s consolidated balance sheets. Unless earlier redeemed by the issuer, these securities will be redeemed in the fourth quarter of fiscal 2004 in exchange for common shares of the issuer, which may then be put to Sara Lee Corporation for cash or preferred stock of the issuer. In the event of this put, the issuer’s preferred stock would have a nominal value of $295 million with a dividend rate to be set based upon market factors at the time. Upon the adoption of SFAS 150 in the first quarter of fiscal 2004, these securities would be reclassified to the current portion of long-term debt on Sara Lee Corporation’s consolidated balance sheets.

Recent Legal Proceedings

On May 13, 2003, John Gallo, a purported Sara Lee Corporation stockholder, filed a putative class action lawsuit in the United States District Court for the Northern District of Illinois, Eastern Division, on behalf of purchasers of Sara Lee Corporation common stock between and including August 1, 2002 and April 24, 2003. The complaint names Sara Lee Corporation, C. Steven McMillan, Chairman, President and Chief Executive Officer, and Lambertus M. de Kool, Executive Vice President and Chief Financial Officer, as defendants, and contains allegations of violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by allegedly misstating or omitting material adverse facts regarding Sara Lee Corporation’s business, operations and management and the value of Sara Lee Corporation common stock, which allegedly enabled Sara Lee Corporation to complete securities offerings, enabled the individual defendants and other insiders to sell their personally-held Sara Lee Corporation stock to the public, and caused the plaintiff to purchase Sara Lee Corporation common stock at artificially inflated prices. The plaintiff seeks, among other things, class action certification, compensatory damages in an unspecified amount, and an award of costs and expenses, including counsel fees. Sara Lee Corporation believes that the allegations stated in the complaint are without merit and intends to defend the action vigorously.

Four other putative class action lawsuits were filed in the United States District Court for the Northern District of Illinois, Eastern Division, and named Sara Lee Corporation, Mr. McMillan, and Mr. de Kool as defendants. The allegations in each of those complaints are substantially similar to the allegations of the lawsuit described in the immediately preceding paragraph. On May 15, 2003, Joseph Sitorsky, a purported Sara Lee Corporation stockholder, filed a putative class action lawsuit on behalf of purchasers of Sara Lee Corporation common stock between and including August 1, 2002 and April 24, 2003. On May 16, 2003, John Anderson, a purported Sara Lee Corporation stockholder, filed a putative class action lawsuit on behalf of purchasers of Sara Lee Corporation common stock between and including August 1, 2002 and April 24, 2003. Also on May 16, 2003, Maurice Levie, a purported Sara Lee Corporation stockholder, filed a putative class action lawsuit on behalf of purchasers of Sara Lee Corporation common stock between and including August 1, 2002 and April 24, 2003. On May 23, 2003, Melvin Katz, a purported Sara Lee Corporation stockholder, filed a putative class action lawsuit on behalf of purchasers of Sara Lee Corporation common stock between and including August 1, 2002 and April 24, 2003. Sara Lee Corporation believes that the allegations stated in these complaints are without merit and intends to defend each of these actions vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARA LEE CORPORATION

By:	/S/ WAYNE R. SZYPULSKI
Wayne R. Szypulski Senior Vice President, Controller and Chief Accounting Officer

Date: May 29, 2003